                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement              Commission Only (as permitted by
[ ]  Definitive Additional Materials         Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or
     Rule 14a-12

                           Baker, Fentress & Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                           Baker, Fentress & Company

                                Established 1891

SUITE 3510 . 200 WEST MADISON STREET . CHICAGO, ILLINOIS 60606 . (800) BKF-1891


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on April 22, 1999


To Our Shareholders:

     The annual meeting of shareholders of Baker, Fentress & Company will be held at The Chicago Hilton and Towers, 720 South Michigan Avenue, Chicago, Illinois, on Thursday, April 22, 1999, at 10:30 a.m., local time, for the following purposes:

     1.   To elect five directors;

     2. To ratify or reject the selection of Ernst & Young LLP as independent auditors for the Company; and

     3. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 8, 1999, are entitled to vote at the meeting.



                           By Order of the Board of Directors
                           James P. Koeneman
                           Secretary


Chicago, Illinois
March 10, 1999


     Please indicate your voting instructions on the enclosed proxy card, date and sign, and return it in the enclosed envelope. Please mail the proxy card promptly to help save the cost of additional solicitations.

                                PROXY STATEMENT
================================================================================

     The board of directors of the Company is soliciting proxies from shareholders for use at the annual meeting that will be held on April 22, 1999 and at any adjournment or adjournments of such meeting.

     This proxy statement describes each of the matters on which the board of directors is asking shareholders to vote. The board recommends that you vote in favor of each of these proposals.


                         ITEM 1.  ELECTION OF DIRECTORS
================================================================================

     Five directors are to be elected at the meeting. The board of directors has nominated the following persons to serve as directors for terms expiring at the annual meeting of shareholders in 2002: Eugene V. Fife, J. Barton Goodwin, James
P. Gorter, John A. Levin and Burton G. Malkiel, all of whom are now directors. If any nominee should be unable to serve, the proxies will be voted for such other person as shall be determined by the persons named as proxies in accordance with their judgment. Shareholders are entitled to one vote per share in the election of directors, with no right of cumulation. A plurality vote of the shares present at the meeting, in person or by proxy, is required to elect directors, assuming a quorum is present.

     Additional information concerning the nominees and the directors who are continuing in office appears below.

                        Directors Nominated for Election

                                                                     Class  and
        Name, Age, and Principal Occupation                Director  Expiration
              Since January 1, 1993                          Since     of Term               Other Business Affiliation
---------------------------------------------------------  --------  ----------  --------------------------------------------------
Eugene V. Fife--age 58 (4)                                   1996    III   1999  Director of Eclipsys Corporation (hospital
 President, chief executive officer, and co-chairman of                          information systems and solutions company)
 the board of directors of Multimedia Medical Systems
 (computer software company) since August 1996 and
 limited partner of Goldman, Sachs & Co. (investment
 bankers) since 1995; prior thereto, general partner and
 member of the management committee of Goldman, Sachs &
 Co.

J. Barton Goodwin--age 52 (1)(4)                             1987    III   1999
 Managing director of BCI Advisors, Inc. (private capital
 investment group), general partner of Bridge Associates
 II and Teaneck Associates and member of Glenpointe
 Associates, LLC, Glenpointe V, LLC and BCI Investors,
 LLC

James P. Gorter--age 69* (1)                                 1978    III   1999  Director of Consolidated-Tomoka Land Co., Levin
 Chairman of the board of the Company; limited partner                           Management Co., Inc.  and Caterpillar, Inc.
 of Goldman, Sachs & Co. (investment bankers)                                    (heavy equipment manufacturer)

John A. Levin--age 60* (1)                                   1996    III   1999  Director of Morgan Stanley group of investment
 President and chief executive officer of the Company and                        funds (13 funds)
 co-chairman and chief executive officer of John A.
 Levin & Co., Inc., investment adviser to and subsidiary
 of the Company, and Levin Management Co., Inc., a
 wholly-owned subsidiary of the Company, since June
 1996; prior thereto, president of and securities
 analyst/portfolio manager at John A. Levin & Co., Inc.

Burton G. Malkiel--age 66(3)                                 1982    III   1999  Director of Prudential Insurance Co. of America,
 Professor of Economics, Princeton University                                    Select Sector SPDR Trusts, Banco Bilbao Vizcaya
                                                                                 Gestinova (Spanish bank) and Vanguard group of
                                                                                 investment funds (12 funds)

                        Directors Continuing in Office

                                                                     Class and
           Name, Age, and Principal Occupation             Director  Expiration
                  Since January 1, 1993                     Since     of Term                Other Business Affiliation
---------------------------------------------------------  --------  ----------  ---------------------------------------------------
Frederick S. Addy--age 67 (2)                                  1988  I     2000  Director of J.P. Morgan Funds (22 funds) and EEX,
 Retired; former executive vice president, chief                                 Inc. (an international oil and gas exploration
 financial officer and director of Amoco Corporation                             company)

Bob D. Allen--age 64*                                          1992  II    2001  Director of First Union - Florida (commercial bank)
 Chairman, president, chief executive officer and
 director of Consolidated-Tomoka Land Co. since 1990

Jessica M. Bibliowicz--age 39*                                 1997  I     2000  Trustee of Eaton Vance group of investment funds
 President and chief operating officer of John A. Levin &                        (21 funds)
 Co., Inc., investment adviser to and subsidiary of the
 Company, and Levin Management Co., Inc., a wholly-owned
 subsidiary of the Company, since July 1997; prior
 thereto, chairman and chief executive officer of Smith
 Barney Mutual Funds Management, Inc. and executive vice
 president of Smith Barney Inc., 1994-1997; prior
 thereto, senior vice president of Prudential Securities

David D. Grumhaus--age 63 (1)(3)                               1988  I     2000  Director of Niche Software Systems, Inc. (computer
 President of Casey Travel Corporation (travel agency)                           software company)

Jeffrey A. Kigner--age 38*                                     1996  I     2000
 Co-chairman and chief investment officer of John A.
 Levin & Co., Inc., investment adviser to and subsidiary
 of the Company, and Levin Management Co., Inc., a
 wholly-owned subsidiary of the Company, since July
 1997; prior thereto, executive vice president of John
 A. Levin & Co., Inc., June 1996-June 1997; prior
 thereto, securities analyst/portfolio manager at John
 A. Levin & Co., Inc.

David D. Peterson--age 68(2)(3)                                1983  II    2001  Chairman of executive committee and director of
 Retired, since June 1996; prior thereto, president and                          Consolidated-Tomoka Land Co.
 chief executive officer of the Company

William H. Springer--age 69(2)                                 1992  II    2001  Director of Walgreen Co. and trustee of the
 Retired; former vice chairman and director of Ameritech                         Northern Institutional Funds (4 funds) and the
                                                                                 Goldman Sachs group of investment funds
                                                                                 (3 funds)

Dean J. Takahashi--age 41                                      1997  II    2001
 Senior director of investments, Yale University

___________________
Notes to Tables

* These directors are "interested persons" of the Company (as defined in the Investment Company Act), as follows: Mr. Allen, as president and chief executive officer of Consolidated-Tomoka Land Co., a controlled affiliate of the Company; Mr. Gorter, as an officer of the Company; Mr. Levin, as an officer of the Company and of Levin Management Co., Inc. and its subsidiaries, and as an affiliate of the Company because of his ownership of more than 5% of the Company's common stock; Mr. Kigner and Ms. Bibliowicz, as officers of Levin Management Co., Inc. and its subsidiaries.

(1) Member of the executive committee, which has the authority during intervals between meetings of the board of directors to exercise the power of the board, with certain exceptions. Mr. Grumhaus is the first alternate member of the executive committee.

(2) Member of the compensation committee, which had five meetings during 1998. The committee makes recommendations to the board of directors concerning the Company's compensation policies. The committee also administers the Levin Management Co., Inc. and Subsidiaries Key Employee Incentive Bonus Plan and the Baker, Fentress & Company 1998 Incentive Compensation Plan.

(3) Member of the audit committee, which had two meetings during 1998. The committee makes recommendations regarding the selection of independent auditors and meets with representatives of the Company's independent auditors to determine the scope and review the results of each audit.

(4) Member of the nominating committee, which had no meetings during 1998. The committee makes recommendations to the board of directors regarding the selection of candidates to be nominated for election to the board. The committee does not consider nominees recommended by shareholders.

     The Company owns 5.0 million, or 79.9%, of the outstanding shares of Consolidated-Tomoka Land Co.

     During 1998, the board of directors conducted six meetings, including regularly scheduled and special meetings. Each director attended at least 75% of the meetings of the board of directors and committees on which he or she served during 1998.

            Section 16(a) Beneficial Ownership Reporting Compliance

     Each director and officer of the Company is required to report his or her transactions in shares of Company common stock to the Securities and Exchange Commission within a specified period following a transaction. During 1998 the directors and officers filed all such reports within the specified time period except Mr. Grumhaus, who filed one report covering one transaction for one account late.

                   ITEM 2.  SELECTION OF INDEPENDENT AUDITORS
================================================================================
     The Company's board of directors, including a majority of the directors who are not interested persons of the Company, has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 1999. Ernst & Young LLP has served the Company in this capacity since 1987 and has no direct or indirect financial interest in the Company except as independent auditors. The Company is asking shareholders to ratify the selection of Ernst & Young LLP as independent auditors of the Company. A representative of Ernst & Young LLP is expected to attend the meeting and will be available to respond to questions raised at the meeting. The representative from Ernst & Young LLP also will have the opportunity to make a statement if he or she desires to do so.

                                 OTHER MATTERS
================================================================================
     The management of the Company does not intend to bring any other matters before the meeting, and it does not know of any proposals to be presented to the meeting by others. If any other matter comes before the meeting, however, the persons named in the proxy solicited by the board of directors will vote thereon in accordance with their judgment.

                              INTERESTS IN STOCK
================================================================================
     The table below contains information as of December 31, 1998 on the number of shares of common stock of the Company and of its controlled affiliate, Consolidated-Tomoka Land Co., as to which each named officer of the Company and all directors and officers of the Company as a group, had outright ownership, or, alone or with others, any power to vote or dispose of the shares, or to direct the voting or disposition of the shares by others, and the percentage of the aggregate of such shares to all of the outstanding shares of the respective companies.

                                                    Shares of Baker, Fentress & Company
                                       ------------------------------------------------------------
                                                       Power Over Voting
                                                       or Disposition of
                                        Outright       Other Shares (a)            Aggregate
                                        Ownership    --------------------     --------------------
                                        of Shares    Alone        Shared       Shares      Percent
                                        ---------    ------     ---------     ---------    -------
Frederick S. Addy...................        4,272        --           --          4,272      0.01%
Bob D. Allen........................       37,507        --       46,685         84,192      0.22
Jessica M. Bibliowicz...............        1,097        --           --          1,097      0.00
Eugene V. Fife......................        6,145        --           --          6,145      0.02
J. Barton Goodwin...................           --        --      750,418        750,418      1.92
James P. Gorter.....................      129,332    21,805      416,590        567,727      1.45
David D. Grumhaus...................        7,992     5,315      509,865        523,172      1.34
Jeffrey A. Kigner...................      333,892        --           --        333,892      0.86
John A. Levin.......................    3,612,485        --       43,874      3,656,359      9.37
Burton G. Malkiel...................           --        --       20,000         20,000      0.05
David D. Peterson...................       26,926        --           --         26,926      0.07
William H. Springer.................        5,000        --           --          5,000      0.01
Dean J. Takahashi...................        1,097        --           --          1,097      0.00
James P. Koeneman...................        1,326     1,230          454          3,010      0.01
Julie A. Heironimus.................           --        --           20             20      0.00
Scott E. Smith......................        1,848        --        4,075          5,923      0.02
                                        ---------    ------     ---------     ---------    -------
Directors and officers as a group
  (16 persons)......................    4,168,919    28,350    1,791,981      5,989,250     15.35%(b)

                                                   Shares of Consolidated-Tomoke Land Co.
                                       ------------------------------------------------------------
                                                       Power Over Voting
                                                       or Disposition of
                                        Outright       Other Shares (a)            Aggregate
                                        Ownership    --------------------     --------------------
                                        of Shares    Alone        Shared       Shares      Percent
                                        ---------    ------     ---------     ---------    -------
Bob D. Allen........................      161,140(c)     --           --        161,140(c)   2.49%
J. Barton Goodwin...................           --        --          800            800       .01
James P. Gorter.....................        2,400        --        4,000          6,400       .10
John A. Levin.......................           --        --       36,844         36,844       .58
David D. Peterson...................        4,000        --           --          4,000       .06
                                        ---------    ------     ---------     ---------
Directors and officers as a group
  (16 persons)......................      167,540(c)              41,644        209,184(c)   3.24%

----------
Notes to Tables:

(a)  Each person disclaims beneficial ownership of such shares.

(b)  Number has been rounded.

(c) Includes 92,000 shares subject to options held by Mr. Allen that were exercisable within 60 days of December 31, 1998.

     The following table contains information with respect to the "beneficial ownership" (as defined by the Securities and Exchange Commission) of shares of the Company's common stock, as of December 31, 1998, by each person (other than Mr. Levin whose share ownership information is shown above) who is known by management of the Company to be the beneficial owner of more than five percent of such stock. Except as otherwise indicated by footnote, the persons below have sole voting and investment power over their shares.


                                          Shares Beneficially
       Name and Address                            Owned               Percent
       ----------------                            -----               -------
Yale University, Investments Office              2,049,214*             5.25%
230 Prospect Street
New Haven, CT 06511-2107
Attn: Dean J. Takahashi, Senior Director

*Does not include 1,097 shares owned by Mr. Takahashi, a Yale university employee who is a member of the Board of Directors of the Company.

                              EXECUTIVE OFFICERS
===============================================================================
     The current executive officers of the Company are:


              Name, Age, and Principal Occupation                                    Year First
                   Since January 1, 1993                      Office(a)                Elected
                   ---------------------                      ---------                -------
  James P. Gorter--age 68                                  Chairman of the               1987
    Chairman of the Board of the Company; limited               Board
    partner of Goldman Sachs & Co.

  John A. Levin--age 60                                     President and                1996
    President and Chief Executive Officer of the           Chief Executive
    Company and Chairman and Chief Executive Officer            Officer
    of Levin Management Co., Inc. ("Levco") and the
    Adviser since June 1996; prior thereto, President
    and Securities Analyst/Portfolio Manager at
    John A. Levin & Co., Inc.

  James P. Koeneman--age 50                                  Executive Vice              1983
    Executive Vice President and Secretary of the               President
    Company (administrative and financial officer)            and Secretary

  Scott E. Smith--age 44                                     Executive Vice              1989
    Executive Vice President of the Company                     President
    (portfolio manager--private placement portfolio)

  Julie Heironimus--age 39                                   Treasurer and               1998
    Treasurer and Assistant Secretary of the Company           Assistant
    since April 1998; prior thereto, senior accountant         Secretary
    of the Company

------------
(a) Each officer of the Company generally holds office until the first meeting of the Board after the annual meeting of shareholders and until his or her successor is elected and qualified.

                               COMPENSATION
==============================================================================

DIRECTORS' COMPENSATION

     Company employees who serve as directors of the Company receive no compensation for such services. The Company pays non-employee directors, including Levco employees or officers, an annual retainer of $20,000 (the Chairman receives $32,000), payable in quarterly installments. Non-employee directors receive $1,500 for each Board meeting and $500 for each meeting of a committee of the Board that they attend in person or by telephone. The Company also reimburses directors for their out-of-pocket expenses incurred in connection with such meetings.

     The following table sets forth compensation paid by the Company during 1998 to each of the directors of the Company for serving as directors of the Company.


                                                                                     Pension or
                                                                                     Retirement
                                                                Aggregate         Benefits Accrued         Total
                                                               Compensation        as Part of the       Compensation
                                                                 from the             Company's           from the
Name of Person, Position                                         Company              Expenses             Company
------------------------                                         -------              --------             -------
Frederick S. Addy........................................      $  29,000                none            $   29,000
Director

Bob D. Allen.............................................         26,000(a)             none(a)             26,000(a)
Director

Jessica Bibliowicz.......................................         27,000(c)             none(c)             27,000(c)
Director

Eugene V. Fife...........................................         28,500                none                28,500
Director

J. Barton Goodwin........................................         27,000                none                27,000
Director

James P. Gorter..........................................         46,000(b)             none                46,000(b)
Chairman of the board and director

David D. Grumhaus........................................         28,000                none                28,000
Director

Jeffrey A. Kigner........................................         26,000(c)             none(c)             26,000(c)
Director

John A. Levin............................................              0(c)             none(c)                  0(c)
President, Chief Executive Officer and Director

Burton G. Malkiel........................................         28,500                none                28,500
Director

David D. Peterson........................................         29,500(b)             none                29,500(b)
Director

William H. Springer......................................         28,500                none                28,500
Director


Dean J. Takahashi........................................         26,000                none                26,000
Director

------------
Notes to Directors' Compensation Table:

(a) In addition to the amounts shown, Mr. Allen receives compensation from CTO, of which he is president. Mr. Allen participates in the CTO defined benefit pension plan funded by CTO. Pension benefits payable under the CTO plan are based primarily on years of service and the average compensation for the highest five years during the final 10 years of employment. The benefit formula generally provides for a life annuity benefit. The estimated annual benefit payable under the Consolidated-Tomoka Land Co. plan upon retirement at age 65 to a person with final average earnings of $160,000 or more and 10 years of service would be approximately $27,042 annually. At December 31, 1998, Mr. Allen was expected to be credited with eight years of service.

(b) Mr. Gorter and Mr. Peterson receive compensation from CTO as directors of that company which is in addition to the amounts shown.

(c) As described below in the Officers' Compensation -- Summary Table, Mr. Levin receives compensation from the Company for his services as an officer of the Company, and Ms. Bibliowicz, Mr. Kigner and Mr. Levin receive compensation from Levin Management Co., Inc. for their services as officers and employees of that company and its subsidiaries, all which is in addition to the amounts shown in the Directors' Compensation Table.

OFFICERS' COMPENSATION - SUMMARY TABLE

     The following table sets forth compensation for the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996 received by the Company's Chief Executive Officer, the Company's four other most highly compensated executive officers serving at the end of fiscal year 1998 (each of whom was paid in excess of $60,000 in aggregate compensation by the Company and Levco) and Janet Sandona Jones and Todd H. Steele for whom disclosure would have been required but for the fact that each resigned from the Company in 1998.

--------------------------------------------------------------------------------
                                               Annual Compensation
                             ---------------------------------------------------

       Name and                                                      All Other
   Principal Position         Year       Salary         Bonus      Compensation
--------------------------------------------------------------------------------
 John A. Levin                1998     $990,748(a)  $1,614,706(b)   $30,000(c)
   Chief Executive            1997      783,912(a)   1,711,658(b)    30,000(c)
   and President              1996      375,177(a)   1,400,000(b)    30,000(c)
--------------------------------------------------------------------------------
 James A. Gorter              1998            0              0       64,000(d)
   Chairman of the Board      1997            0              0       55,450(d)
                              1996            0              0       46,150(d)
--------------------------------------------------------------------------------
 James P. Koeneman            1998      160,000         85,000       36,126(e)
   Executive Vice             1997      155,000         72,000       36,126(e)
   President and Secretary    1996      149,000         74,450       36,068(e)
--------------------------------------------------------------------------------
 Scott E. Smith               1998      155,000        300,000       35,168(f)
   Executive Vice             1997      150,000        125,000       35,168(f)
   President                  1996      145,400         82,270       35,168(f)
--------------------------------------------------------------------------------
 Janet Sandona Jones          1998       28,007              0       10,522(g)
   Former Vice President      1997       81,000         32,000       31,940(g)
   and Treasurer              1996       77,700         38,885       32,730(g)
--------------------------------------------------------------------------------
 Todd H. Steele               1998       26,042              0        6,868(h)
   Former Vice President      1997      125,000         75,000       26,051(h)
                              1996       12,500         25,000          148(h)
--------------------------------------------------------------------------------

(a) In 1998, Mr. Levin received $50,000 from the Company for serving as an officer of the Company and $940,748 from Levco for serving as an officer and director of that company; in 1997, Mr. Levin received $50,000 from the Company for serving as an officer of the Company and $733,912 from Levco for serving as an officer and director of that company; in 1996, Mr.
     Levin received $25,000 from the Company for serving as an officer of the Company and $350,177 from Levco for serving as officer and director of that company.

(b) Amounts reported as bonuses for Mr. Levin are bonuses Levco paid to Mr. Levin for serving as an officer and director of that company and its subsidiaries.

(c) Amounts reported reflect contributions Levco paid to the Levin Management Co., Inc. retirement plan, a money purchase pension plan funded by employer contributions in which Mr. Levin, Mr. Kigner and Ms. Bibliowitz participate. The amount of the contribution made for each employee is determined by a formula that takes into account, among other things, the age of the employee for whom the contribution is made. The benefit received under the Levin Management Co., Inc. retirement plan upon retirement depends on the aggregate contributions to the plan for the participant and the investment performance of those assets.

(d) The amount reported reflects the compensation Mr. Gorter received from the Company for serving as a director of the Company ($46,000 in 1998, $39,450 and $30,150 in 1996) and compensation received for serving as a director of Consolidated-Tomoka Land Co ($18,000). See Directors' Compensation Table, above.

(e) The amounts reported reflects the sum Mr. Koeneman received from Company contributions to the money purchase pension plan ($30,000 in each year), Company contributions to the defined benefit pension plan ($4,478 in 1998, $4,478 in 1997 and $4,478 in 1996)
     and Company contributions to the life and disability plans ($1,648 in 1998, $1,648 in 1997 and $1,590 in 1996).

(f) The amount reported reflects the sum Mr. Smith received from Company contributions to the money purchase pension plan ($30,000 in each year), Company contributions to the defined benefit pension plan ($3,664 in 1998, $3,664 in 1997 and $3,664 in 1996) and Company contributions to the life and disability plans ($1,504 in 1998, $1,504 in 1997 and $1,504 in 1996).

(g) The amount reported reflects the sum Ms. Jones received from Company contributions to the money purchase pension plan ($7,002 in 1998, $28,250 in 1997 and $29,146 in 1996), Company contributions to the defined benefit pension plan ($2,804 in 1998, $2,804 in 1997 and $2,804 in 1996) and
     Company contributions to the life and disability plans ($716 in 1998, $886 in 1997 and $780 in 1996).

(h) The amount reported reflects the sum Mr. Steele received from Company contributions to the money purchase pension plan ($6,510 in 1998, $25,000 in 1997 and $0 in 1996) and Company contributions to the life and disability plans ($358 in 1998, $1,501 in 1997 and $148 in 1996).

Employment Contracts

     Mr. Levin, Mr. Kigner and Ms. Bibliowicz have employment contracts with the Company or Levco, or both. Messrs. Levin and Kigner entered into their employment contracts at the time that the Company acquired Levco. Mr. Levin's and Mr. Kigner's contracts began on June 27, 1996 and continue for five years. Ms. Bibliowicz's contract is dated May 30, 1997 and continues until December 31, 2002. Each of the employment contracts contains confidentiality and noncompetition provisions. Each contract also contains provisions that require the Company or Levco to pay the executive officer if the Company or Levco terminates his or her employment without cause (as defined in the contract). The Company, Levco and Messrs. Levin and Kigner and Ms. Bibliowicz must seek arbitration for any disputes brought under the contracts.

Pension Plan

     The Company's officers and employees participate in the Company's retirement plan, contributions to which are included in the cash compensation table. The Company's retirement plan is a trusteed money purchase pension plan funded by Company contributions equal to 25% of the compensation paid or accrued to participating employees, subject to a $30,000 annual contribution limitation per participant. The benefit received under the retirement plan upon retirement depends on the aggregate contributions to the plan for the participant and the investment performance of those assets.

                                                             Pension or
                                                             Retirement
                                                          Benefits Accrued

--------------------------------------------------------------------------------
James P. Gorter                                                 none
--------------------------------------------------------------------------------
John A. Levin                                                   none (a)
--------------------------------------------------------------------------------
James P. Koeneman                                            $30,000
--------------------------------------------------------------------------------
Scott E. Smith                                                30,000
--------------------------------------------------------------------------------
Janet Sandona Jones                                            7,002
--------------------------------------------------------------------------------
Todd H. Steele                                                 6,510
--------------------------------------------------------------------------------

(a) Does not include Mr. Levin's participation in the Levin Management Co., Inc. Retirement Plan. See Note (c) under Officers' Compensation--Summary Table.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board makes decisions on compensation of the Company's executives. Each member of the Compensation Committee is a non-employee director. The Committee establishes the compensation of John A. Levin, Chief Executive Officer, based on its evaluation of Mr. Levin's performance. It establishes the compensation of the other officers of the Company in consultation with Mr. Levin. The full Board reviews all decisions by the Compensation Committee relating to the compensation of all the Company's officers.

     The Company's executive compensation program reflects the philosophy that compensation should reward executives for outstanding individual performance and, at the same time, align the interests of executives closely with those of shareholders. To implement that philosophy, the Company offers each of its executives a combination of base salary and annual cash bonuses. Each executive officer, with the exception of Mr. Levin, also participates in the Company's Money Purchase Plan. Through this compensation structure, the Company aims to reward above-average corporate performance and recognize individual initiative and achievements.

     Base salaries reflect individual positions, responsibilities, experience, and potential contribution to the success of the Company. Actual salaries vary according to the Compensation Committee's subjective assessment of a number of factors in its review of base salaries of Company executives. The Committee conducts annual reviews to ensure that base salaries are competitive, that they reflect the specific responsibilities of individual executives and that they appropriately reward individual executives for their contributions to the Company's performance.

     At the Committee's sole discretion, the Committee may pay each executive officer a cash bonus based on the Compensation Committee's assessment of the executive officer's individual performance and the performance of the Company. In its evaluation of the performance of the officer and the determination of incentive bonuses, the Committee does not assign quantitative relative weights to different factors or follow mathematical formulas. Rather, the Committee makes its determination in each case after considering the factors it deems relevant at the time.

     The executive compensation committee establishes the annual base salary of the Chief Executive Officer. For 1998, the Company paid Mr. Levin $50,000 to serve as the Company's Chief Executive Officer. Unlike the other executive officers, Mr. Levin does not receive a cash bonus from the Company based on his individual or the Company's performance.

     For corporate income tax purposes, the Company may not deduct executive compensation in excess of $1 million, unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the Code. The Committee currently anticipates that, to the extent practicable and in the Company's best interest, the Company will pay executive compensation in a manner that satisfies the requirements of the Code to permit the Company to deduct the compensation.

                                           Compensation Committee Members
                                           William H. Springer (Chairman)
                                           Frederick S. Addy
                                           David D. Peterson

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
--------------------------------------------------------------------------------
     In 1998, stockholder total return, which is based on the per share market price of the Company, was 3.5%. Stockholder total return is the actual return if all distributions had been reinvested during the year. It is based on market price and calculated on a per share basis. Expenses are deducted in the calculation of stockholder return. The chart below sets forth a comparison of the Company's annual stockholder return with (i) the annual stockholder return of closed-end investment companies ("Closed-End Funds") reported by Morningstar, Inc.; and (ii) the annual stockholder return of the S&P 500 Index. The chart is based on an investment of $100 on December 31, 1993, and assumes that all dividends and capital gain distributions were reinvested. The chart is not an indicator of the future performance of the Company. Thus, it should not be used to predict the future performance of the Company's stock.

                Comparison of Cumulative Five Year Total Return

                             [GRAPH APPEARS HERE]

--------------------------------------------------------------------------------
                          12/31/93 12/31/94 12/30/95 12/29/96 12/31/97 12/31/98
--------------------------------------------------------------------------------
Baker, Fentress & Company   $100     $ 93     $123     $142     $178     $184
--------------------------------------------------------------------------------
Closed-End Funds            $100     $ 94     $123     $146     $196     $220
--------------------------------------------------------------------------------
S&P 500 Index               $100     $101     $139     $171     $229     $294
--------------------------------------------------------------------------------

Total returns assume that dividends and capital gain distributions are reinvested.

                    PROXY SOLICITATION; VOTING; ADJOURNMENT
===============================================================================
     If you properly sign your proxy and return it on time, your shares will be voted at the Annual Meeting in accordance with the directions you mark on your proxy card. If you properly sign and return your proxy, but don't mark any directions on it, your shares will be voted for the election of each of the nominated directors and for the ratification of the election of Ernst & Young LLP as independent auditors of the Company.

     You may revoke your proxy at any time before it is voted, either in person at the meeting, by written notice to the Company, or by delivery of a later dated proxy. No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

     Shareholders of record at the close of business on March 8, 1999 are entitled to participate in the meeting and to cast one vote for each held. The Company had 39,029,101 shares of common stock outstanding on the record date. There is no other class of stock outstanding. Proxy material is first being mailed to shareholders on or about March 10, 1999.

     Proxies will be solicited by mail. Directors, officers, and a small number of regular employees may solicit proxies, personally or by telephone, telegraph or mail, but such persons will not be specially compensated for such services. In addition, the Company may engage Corporate Investor Communications, Inc. to render proxy solicitation services at a cost estimated at $6,000. The Company will inquire of any shareholder of record known to be a broker, dealer, bank, or other nominee as to whether other persons were the beneficial owners of shares held of record by such persons. If so, the Company will supply additional copies of solicitation materials for forwarding to beneficial owners and will make reimbursement for reasonable out-of-pocket costs. The Company will bear all costs of solicitation and related actions.

     Harris Trust and Savings Bank, the Company's transfer agent, tabulates the proxies. Under Delaware law (under which the Company is organized) and the Company's bylaws, a majority of the shares outstanding on the Record Date, excluding shares held in the Company's treasury, must be pre-sent at the meeting in person or by proxy to constitute a quorum for the transaction of business. Shares abstaining from voting or present but not voting, including broker non-votes, are counted as "present" for purposes of determining the existence of a quorum. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received by the Company, but which are not voted as to one or more proposals because instructions have not been received from beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

     Any decision to adjourn the meeting would be made by vote of the shares present at the meeting, in person or by proxy. Proxies would be voted in favor of adjournment if there were not enough shares present at the meeting to constitute a quorum. if sufficient shares were present to constitute a quorum, but insufficient votes had been cast in favor of an item to approve it, proxies would be voted in favor of adjournment only if the Board determined that adjournment and additional solicitation was reasonable and in the best interest of shareholders, taking into account the nature of the proposal, the percentage of votes actually cast, the percentage of negative votes, the nature of any further solicitation that might be made and the information provided to shareholders about the reasons for additional solicitation .

                           PROPOSALS OF SHAREHOLDERS
================================================================================
     The Company must receive any shareholder proposal to be considered for inclusion in proxy materials for the Company's annual meeting of shareholders in April 2000 at the principal executive office of the Company (Suite 3510, 200 West Madison Street, Chicago, Illinois 60606) no later than January 1, 2000. Submission of a proposal does not guarantee inclusion of the proposal in the proxy statement or its presentation at the meting since certain rules under the federal securities laws must be satisfied.

                                     OTHER
================================================================================
     John A. Levin & Co., Inc., a wholly-owned second-tier subsidiary of the Company, is the Company's investment adviser and manages the Company's portfolio of publicly-traded securities. The address of John A. Levin & Co., Inc. is One Rockefeller Plaza, 19th Floor, New York, New York 10020.

                             AVAILABLE INFORMATION
================================================================================

     The Company is subject to the informational requirements of the Exchange Act and files reports, proxy statements and other information with the Commission. Those reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     Shareholders of the Company may obtain, without charge, copies of the Company's most recent annual report and semi-annual report by writing to the Company at 200 West Madison street, Suite 3510, Chicago, IL 60606, or by calling
(800) BKF-1891.





March 10, 1999

 PROXY                    BAKER, FENTRESS & COMPANY                     PROXY


                   Proxy Solicited By The Board Of Directors

           For The Annual Meeting of Shareholders -- April 22, 1999

Frederick S. Addy, David D. Grumhaus, Jeffrey A. Kigner, or any of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the annual meeting of shareholders of BAKER, FENTRESS & COMPANY to be held at Chicago Hilton & Towers, 720 South Michigan Avenue, Chicago, IL 60605, on Thursday, April 22, 1999, at 10:30 a.m., local time, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

All capitalized terms used in this proxy shall have    (Continued and to be
the same meanings assigned to them in the Proxy        signed on reverse side.)
Statement.

--------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                    USING THE ENCLOSED POSTMARKED ENVELOPE.



4475 - Baker, Fentress & Company

                           BAKER, FENTRESS & COMPANY
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

The Board of Directors recommends that you vote FOR all nominees and FOR the selection of Ernst & Young LLP.

1.  Election of directors-Nominees:                    FOR    WITHHOLD   FOR ALL            Check here if you plan to attend the
Eugene V. Fife, J. Barton Goodwin,                     ALL       ALL     EXCEPT             meeting.                       _____
James P. Gorter, John A. Levin, and                   _____     ______    _____
Burton G. Malkiel
___________________________________                                                        Check here for address change.  _____
(Except Nominee(s) written above)
                                                                                           New address: ________________________
                                                                                           _____________________________________
                                                                                           _____________________________________

2.  To ratify the selection of Ernst & Young            FOR  AGAINST  ABSTAIN
    LLP as the Company's independent auditors.         _____  _____    _____


                                                       This proxy will be voted as specified or, if no choice is specified, will be voted FOR the election of the nominees named and FOR the selection of Ernst &
                                                       Young LLP.

                                                       Please sign exactly as your name appears. If acting as attorney, executor, trustee, or in representative capacity, sign name and indicate title.

                                                                                                      Dated: _________________, 1999

                                                        Signature(s) ______________________________________________________________

                                                        ___________________________________________________________________________
                                                        Please vote, sign, date and return this proxy card promptly using the enclosed envelope.
-----------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE


4475 -Baker, Fentress & Company